As filed with the Securities and Exchange Commission on June 30, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ENTEROMEDICS INC.

(Exact name of registrant as specified in its charter)

Delaware	48-1293684
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2800 Patton Road

St. Paul, Minnesota 55113

(651) 634-3003

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Greg S. Lea

Chief Financial Officer,

Chief Operating Officer and Secretary

2800 Patton Road

St. Paul, Minnesota 55113

(651) 634-3003

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Timothy S. Hearn

Dorsey & Whitney LLP

50 South Sixth Street, Suite 1500

Minneapolis, Minnesota 55402

(612) 340-2600

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒    333-195855

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum price per Unit(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee(2)
Common Stock ($0.01 par value per share) Warrants(3) Units(4)	$15,000,000		$15,000,000	$1,743

(1)	The Registrant previously registered the securities at an aggregate initial offering price not to exceed $75,000,000 on the Registration Statement Form S-3 (File No. 333-195855), which was declared effective on May 22, 2014. In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, and certain interpretations by the U.S. Securities and Exchange Commission, an additional amount of securities ($15,000,000) having a proposed maximum aggregate offering price of no more than 20% of the remaining amount ($75,000,000) of the offering price of the securities eligible to be sold under the above referenced Registration Statements is hereby registered.
(2)	The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act.
(3)	Warrants may be combined with common stock registered under this registration statement and sold as units.
(4)	Units may consist of two or more of the securities registered under this registration statement and offered and sold together.

This registration statement shall become effective upon filing with the U.S. Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act.

EXPLANATORY NOTE

We are filing this Registration Statement on Form S-3 with the U.S. Securities and Exchange Commission pursuant to Rule 462(b) and General Instruction IV of Form S-3, both as promulgated under the Securities Act of 1933, as amended. This Registration Statement on Form S-3 relates to the public offering of securities contemplated by the Registration Statement on Form S-3 (File No. 333-195855), originally filed by us on May 9, 2014. This Registration Statement on Form S-3 is being filed for the sole purpose of increasing the maximum aggregate offering price of the securities registered for sale by the Company. We are registering an additional amount of securities equal to 20% of the remaining $75,000,000 of securities eligible to be sold under Registration Statement No. 333-195855, or $15,000,000 of additional securities, for a total maximum in the aggregate of $90,000,000.

The Commission declared the Registration Statement on Form S-3 (File No. 333-195855) effective on May 22, 2014. The contents of such registration statement are incorporated by reference into this registration statement pursuant to Rule 462(b) under the Securities Act.

I1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, State of Minnesota, on June 30, 2015.

ENTEROMEDICS INC.

By:	/s/ Mark B. Knudson
Mark B. Knudson, Ph.D.
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Mark B. Knudson Mark B. Knudson, Ph.D.	President and Chief Executive Officer, Chairman and Director (principal executive officer)	June 30, 2015

/s/ Greg S. Lea Greg S. Lea	Chief Financial Officer and Chief Operating Officer (principal financial and accounting officer)	June 30, 2015

* Catherine Friedman	Director	June 30, 2015

* Carl Goldfischer, M.D.	Director	June 30, 2015

Bobby I. Griffin	Director	June 30, 2015

* Anthony P. Jansz	Director	June 30, 2015

* Nicholas L. Teti, Jr.	Director	June 30, 2015

* Jon T. Tremmel	Director	June 30, 2015

*By:	/s/ Greg S. Lea
Greg S. Lea
(Attorney-in-fact for each person indicated)

EXHIBIT INDEX

Exhibit No.	Description

5.1*	Opinion of Dorsey & Whitney LLP.

23.1*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1 to this registration statement).

24.1	Power of Attorney (filed as Exhibit 24.1 to the Registration Statement on Form S-3 filed by EnteroMedics, Inc. on May 9, 2014).

*	Filed herewith.